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MAINSTAY VP FUNDS TRUST

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MAINSTAY VP FUNDS TRUST
MAINSTAY VP INCOME BUILDER PORTFOLIO
MAINSTAY VP U.S. SMALL CAP PORTFOLIO
(collectively “Portfolios”)
51 Madison Avenue
New York, New York 10010

May 1, 2013

To Our Policy Owners:

Effective March 27, 2013, Epoch Holding Corporation (“Epoch Holding”) merged with Empire Merger Sub, Inc., a wholly-owned subsidiary of The Toronto-Dominion Bank, a Canadian chartered bank (“TD Bank”). As a result, Epoch Holding is now a wholly-owned subsidiary of TD Bank. Epoch Holding is the parent company of Epoch Investment Partners, Inc. (“Epoch”), the Portfolio’s subadvisor.

This merger resulted in a change of control of Epoch and an automatic termination of the previous subadvisory agreement with Epoch under the Investment Company Act of 1940, as amended. At a meeting held on March 21, 2013, the Board of Trustees (“Board”) of MainStay VP Funds Trust (“Trust”) approved the continued retention of Epoch as the Portfolios’ subadvisor and approved a new subadvisory agreement, effective as of March 27, 2013. Shareholder approval of the continued retention of Epoch as subadvisor and the new subadvisory agreement is not required.

New York Life Investment Management LLC (“New York Life Investments”) will remain the Portfolios’ investment manager and will continue to oversee Epoch. Under the supervision of New York Life Investments, Epoch will continue to be responsible for the portfolio management of the Portfolios, including making the specific decisions about buying, selling and holding securities.

You are receiving this Information Statement because you are the owner of a variable annuity contract or variable universal life insurance policy (a “Policy”) issued by New York Life Insurance and Annuity Corporation, a Delaware corporation (“NYLIAC”), and some or all of your policy value is invested in one of the Portfolios.

This package contains more information about Epoch, TD Bank and the Portfolios, including information regarding the acquisition of Epoch Holding by TD Bank and the actions taken by the Board. Please review this information and call us toll-free at 800-598-2019 if you have any questions. We are not asking you for a proxy and you are not requested to send us a proxy.

Thank you for your continued investment in the Portfolios.

Sincerely,

Stephen P. Fisher
President
MainStay VP Funds Trust

IMPORTANT INFORMATION
FOR THE SHAREHOLDERS OF MAINSTAY VP INCOME BUILDER PORTFOLIO AND MAINSTAY VP U.S. SMALL CAP PORTFOLIO

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT

This Information Statement is available at www.mainstayinvestments.com

This document is an Information Statement and is being furnished to you because you the owner of a variable annuity contract or variable universal life insurance policy issued by New York Life Insurance and Annuity Corporation (“NYLIAC”), a Delaware corporation, and some or all of your Policy value is invested in MainStay VP Income Builder Portfolio and/or MainStay VP U.S. Small Cap Portfolio, each a series of MainStay VP Funds Trust, a Delaware statutory trust (each individually, a “Portfolio” and collectively the “Portfolios”) under the terms of an exemptive order (the “Order”) issued by the Securities and Exchange Commission (“SEC”). New York Life Investment Management LLC (“New York Life Investments”) serves as the investment manager for the Portfolios.

The Order permits New York Life Investments, on behalf of a Portfolio and subject to the approval of the Board of Trustees of MainStay VP Funds Trust (“Board”), to hire or terminate unaffiliated subadvisors and to modify any existing or future subadvisory agreements with unaffiliated subadvisors without shareholder approval. This authority is subject to certain conditions.

Under the Order, if New York Life Investments retains, and the Board approves, an unaffiliated subadvisor for a Portfolio, the Portfolio must provide shareholders with certain information about the subadvisor and the new subadvisory agreement within 90 days of such retention.

In this case, the Portfolios are providing you with this information due to the merger between Epoch Holding Corporation (“Epoch Holding”) and Empire Merger Sub, Inc., a wholly-owned subsidiary of The Toronto-Dominion Bank, a Canadian chartered bank (“TD Bank”). As a result of this merger, Epoch Holding became a wholly-owned subsidiary of TD Bank. Epoch Holding is the parent company of Epoch Investment Partners, Inc. (“Epoch”), the Portfolios’ subadvisor. This merger resulted in a change of control of Epoch and an automatic termination of the previous subadvisory agreement with Epoch under the Investment Company Act of 1940, as amended (“1940 Act”). In response, during a meeting held on March 21, 2013, the Board approved the continued retention of Epoch as each Portfolio’s subadvisor and approved a new subadvisory agreement (the “Agreement”), effective as of March 27, 2013.

Please note that with respect to MainStay VP Income Builder Portfolio, Epoch acts as subadvisor only for a portion of that Portfolio’s assets. MacKay Shields LLC (“MacKay”) serves as that Portfolio’s other subadvisor. The transaction described above does not impact MacKay, and MacKay will continue to serve as subadvisor to the MainStay VP Income Builder Portfolio.

This Information Statement provides you with more information about TD Bank’s acquisition of Epoch Holding and the Agreement. Importantly, New York Life Investments does not believe that the acquisition of Epoch Holding by TD Bank will have any material impact on the management of the Portfolios or their portfolios.

New York Life Investments will remain the Portfolios’ investment manager and will continue to oversee Epoch. Under the supervision of New York Life Investments, Epoch will continue to be responsible for the portfolio management of the Portfolios, including making the specific decisions about buying, selling and holding securities.

This Information Statement is being mailed on or about May 15, 2013 to the shareholders of each Portfolio of record as of April 3, 2013 (the “Record Date”). Epoch, and not the Portfolios, will bear the expenses incurred in connection with preparing this Information Statement.

As of the Record Date, the number of Portfolio shares issued and outstanding was as follows:

Portfolio Name	Initial Class	Service Class
MainStay VP Income Builder Portfolio	13,409,675.616	7,739,095.268
MainStay VP U.S. Small Cap Portfolio	5,561,554.758	13,006,409.811

Information on shareholders who owned beneficially more than 5% of each class of shares of the Portfolios as of the Record Date is set forth in Appendix A. To the knowledge of New York Life Investments, the executive officers and members of the Board as a group owned less than 1% of the outstanding shares of each Portfolio as of the Record Date.

NO PROXY IS NECESSARY
AND WE ASK THAT YOU DO NOT SEND US A PROXY

BOARD CONSIDERATION FOR THE CONTINUED RETENTION OF
EPOCH INVESTMENT PARTNERS, INC.
AS SUBADVISOR TO THE PORTFOLIOS

In reaching its decision to approve the continued retention of Epoch and the Agreement, the Board considered information presented to it by New York Life Investments, Epoch and TD Bank as part of its consideration and approval of the Agreement at the Board’s meeting in March 2013, as well as other relevant information furnished to it throughout the year by New York Life Investments and Epoch at regular and special Board meetings. The Board also requested and received responses from Epoch to a comprehensive list of questions encompassing a variety of topics prepared on behalf of the Board by independent legal counsel to the Board. The Board noted that it had also requested and received responses to similar questions in connection with its annual approval of the previous subadvisory agreement with Epoch at various meetings of the Board and its Contracts Committee between September 2012 and December 2012. The Board considered its historical experience with Epoch’s capabilities and resources, and its evaluation of Epoch in connection with previous contract review processes, including the contract review process that culminated with approval of the previous subadvisory agreement between New York Life Investments and Epoch, on behalf of the Portfolios (the “Prior Contract Review Processes”).

In determining to approve the continued retention of Epoch and approve the Agreement, the members of the Board reviewed and evaluated all of the information and factors they believed to be relevant and appropriate in light of legal advice furnished to them by independent legal counsel and through the exercise of their own business judgment. The broad factors considered by the Board are discussed in greater detail below, and included, among other things: (i) the nature, scope and quality of the services to be provided to the Portfolios by Epoch; (ii) the investment performance of the Portfolios; (iii) the costs of the services to be provided and the profits to be realized by Epoch and its affiliates from its relationship with the Portfolios; (iv) the extent to which economies of scale may be realized as the Portfolios grow, and the extent to which economies of scale may benefit Portfolio investors; and (v) the reasonableness of the Portfolios’ management and subadvisory fee levels and overall total ordinary operating expenses.

While the members of the Board may have weighed certain factors differently, the Board’s decision to approve the continued retention of Epoch and approve the Agreement was based on a comprehensive consideration of all the information provided to the Board, including information pro vided to the Board in connection with its review of Epoch. The Board also considered that shareholders of the Portfolios approved the ability of New York Life Investments to act as a “manager of managers,” which allows the Board and New York Life Investments to retain unaffiliated subadvisors for the Portfolios without the approval of Portfolio shareholders. A more detailed discussion of the factors that figured prominently in the Board’s decision to approve the continued retention of Epoch and approve the Agreement is provided below.

Nature, Scope and Quality of Services to be Provided by Epoch

In considering the approval of the continued retention of Epoch and approval of the Agreement, the Board examined the nature, scope and quality of the services that Epoch historically had provided to the Portfolios. Based on information provided to the Board in connection with the Prior Contract Review Processes, the Board acknowledged Epoch’s historical service to the Portfolios, and took note of the experience of Epoch’s portfolio managers, the number of accounts managed by the portfolio managers and Epoch’s method for compensating portfolio managers. The Board also considered the experience of senior personnel at Epoch, and Epoch’s plans for retaining key personnel in connection with the acquisition of Epoch Holding by TD Bank. Based on these considerations, the Board concluded, within the context of its overall determinations regarding the Agreement, that the Portfolios should continue to benefit from the nature, scope and quality of these services as a result of Epoch’s experience, personnel, operations and resources.

Investment Performance

In evaluating investment performance, the Board took note of the Portfolios’ historical investment performance results, as presented to the Board in connection with the Prior Contract Review Processes, in light of the Portfolios’ investment objectives, strategies and risks, as disclosed in the Portfolios’ prospectus. The Board considered information about the Portfolios’ investment performance that is provided to the Board in connection with its regularly scheduled meetings, and also took note of information provided in connection with the Prior Contract Review Processes showing the investment performance of the Portfolios as compared to peer funds. The Board also considered the strength of Epoch’s resources (including research capabilities). Based on these considerations, the Board concluded, within the context of its overall determinations regarding the Agreement, that the retention of Epoch as subadvisor to the Portfolios is likely to benefit the Portfolios’ long-term investment performance.

Costs of the Services to be Provided, and Profits to be Realized, by Epoch

The Board considered the costs of the services to be provided by Epoch under the Agreement, and the profits to be realized by Epoch due to its relationship with the Portfolios, taking into account information provided to the Board in connection with the Prior Contract Review Processes. The Board noted that, in connection with Prior Contract Review Processes, Epoch has provided the Board with information about its profitability in connection with its relationship with the Portfolios. In addition, the Board considered past representations from Epoch and New York Life Investments that the subadvisory fees paid by New York Life Investments to Epoch were the result of arm’s-length negotiations. Because Epoch’s subadvisory fees are paid by New York Life Investments, and not the Portfolios, the Board historically has focused principally on the profitability of the Portfolios to New York Life Investments and its affiliates.

In evaluating the costs of the services provided by Epoch in connection with the Prior Contract Review Processes, the Board considered, among other things, Epoch’s investments in personnel, systems, equipment and other resources necessary to manage the Portfolios, and the fact that New York Life Investments is responsible for paying the subadvisory fees for the Portfolios. The Board acknowledged that Epoch must be in a position to pay and retain experienced professional personnel to provide services to the Portfolios, and that Epoch’s ability to maintain a strong financial position is important in order for Epoch to provide high-quality ongoing services to the Portfolios and their investors.

The Board also considered certain fall-out benefits that may be realized by Epoch due to its relationship with the Portfolios. The Board recognized, for example, the benefits to Epoch from legally permitted “soft-dollar” arrangements by which brokers may provide research and other services to Epoch in exchange for commissions paid by the Portfolios with respect to trades on the Portfolios’ portfolio securities.

As part of the Prior Contract Review Processes, the Board requested and received information from Epoch and New York Life Investments concerning other business relationships between Epoch and its affiliates and New York Life Investments and its affiliates. The Board requested and received assurances that these other business relationships did not impact New York Life Investments’ recommendation for Epoch to serve as the Portfolios’ subadvisor, and that neither New York Life Investments nor its affiliates are expected to benefit in its other business relationships due to Epoch’s continued engagement as the Portfolios’ subadvisor.

After evaluating the information presented to the Board, the Board concluded, within the context of its overall determinations regarding the Agreement, that any profits to be realized by Epoch due to its relationship with the Portfolios supported the Board’s determination to approve the Agreement. The Board also concluded that any profits to be realized by Epoch will be the result of arm’s-length negotiations between New York Life Investments and Epoch, and will be based on subadvisory fees paid to Epoch by New York Life Investments, not the Portfolios.

Extent to Which Economies of Scale May Be Realized as the Portfolios Grow

The Board also considered whether the Portfolios’ expense structures permitted economies of scale to be shared with the Portfolios’ investors, taking into account information provided to the Board in connection with the Prior Contract Review Processes.

Based on this information, the Board concluded, within the context of its overall determinations regarding the Agreement, that the Portfolios’ expense structures appropriately reflect economies of scale for the benefit of Portfolio investors. The Board noted, however, that it would continue to evaluate the reasonableness of the Portfolios’ expense structures as the Portfolios grow over time.

Reasonableness of Subadvisory Fees

The Board evaluated the reasonableness of the fees to be paid under the existing management agreement with New York Life Investments and the Agreement, and the Portfolios’ expected total ordinary operating expenses. The Board considered that the fees to be paid to Epoch under the Agreement will be paid by New York Life Investments, not the Portfolios, and will result in no increase in the Portfolios’ expenses. In assessing the reasonableness of the Portfolios’ fees and expenses the Board primarily considered comparative data provided to the Board in connection with the Prior Contract Review Processes on the fees and expenses charged by similar mutual funds managed by other investment advisers. In addition, the Board considered information provided by New York Life Investments and Epoch on fees charged to other investment advisory clients, including institutional separate accounts and other funds with similar investment objectives as the Portfolios. In this regard, the Board took into account explanations from New York Life Investments and Epoch about the different scope of services provided to retail mutual funds as compared with other investment advisory clients. The Board also took into account the impact of any expenses limitation arrangements on the Portfolios’ net expenses.

After considering all of the factors outlined above, the Board concluded that the Portfolios’ management and subadvisory fees and total ordinary operating expenses were within a range that is competitive and, within the context of the Board’s overall conclusions regarding the Agreement, support a conclusion that these fees and expenses are reasonable.

On the basis of the information provided to it and its evaluation thereof, the Board, including the members of the Board who are not “interested persons” of the Portfolios, as defined in the 1940 Act, unanimously voted to approve the Agreement.

How is the Continued Retention of Epoch Expected to Affect Shareholders of the Portfolios?

The continued retention of Epoch under the Agreement is not expected to have any effect on shareholders of the Portfolios. In particular, there are no differences between the terms of the Agreement and those of the previous subadvisory agreement, except for the dates of execution and term. There were no changes to the level of services that Epoch is required to provide to each Portfolio or the fees payable to Epoch by New York Life Investments for those services. Epoch and TD Bank have informed New York Life Investments that they do not anticipate any changes in the portfolio managers or the portfolio management teams of the Portfolios as a result of the change of control of Epoch. Further, there are no changes contemplated to the Portfolios’ investment objectives, goals or strategies.

Information About Epoch Investment Partners, Inc. and TD Bank

Epoch is located at 399 Park Avenue, New York, New York 10022 and was incorporated in April 2004 as a Delaware corporation. As of March 31, 2013, Epoch managed approximately $27.1 billion in assets. Epoch is a wholly-owned subsidiary of Epoch Holding.

Upon the closing of the Epoch Holding merger, Epoch Holding became a wholly-owned subsidiary of TD Bank.

TD Bank is a Canadian chartered bank. TD Bank and its subsidiaries are collectively known as “TD Bank Group.” TD Bank Group is the sixth largest bank in North America (as measured by number of branches) and serves approximately 22 million customers in four key businesses operating in a number of locations in key financial centers around the globe: Canadian Personal and Commercial Banking; Wealth and Insurance; U.S. Personal and Commercial Banking; and Wholesale Banking. TD Bank Group also ranks among the world’s leading online financial services firms, with more than 8.5 million online customers. TD Bank Group had approximately CDN $811 billion in assets on October 31, 2012.

TD Bank's principal executive offices are located at P.O. Box 1, Toronto-Dominion Centre, King Street W. and Bay Street, Toronto, Ontario, Canada M5K 1A2 and its telephone number is (888) 751-9000.

Epoch made no trading commissions payments to affiliated broker-dealer(s) during the last fiscal year.

No officers or members of the Board are officers, employees, directors, general partners or shareholders of Epoch, or otherwise has any material direct or indirect interest in Epoch or any person controlling, controlled by or under common control with Epoch, including TD Bank. In addition, since January 1, 2013, the beginning of the Trust’s current fiscal year, no members of the Board has had, directly or indirectly, a material interest in any material transaction or material proposed transaction to which Epoch, any of its parents or subsidiaries or any subsidiaries of a parent of any such entities was or is to be a party.

Certain information concerning each executive officer of Epoch is listed below and has been provided to us by Epoch. The address of each executive officer of Epoch, unless otherwise noted, is 399 Park Avenue, New York, New York 10022.

Name	Position(s) with Epoch	Other Business
William W. Priest	Chief Executive Officer, Co-Chief Investment Officer	None
Timothy T. Taussig	President, Chief Operating Officer	None
Adam Borak	Chief Financial Officer	None
David N. Pearl	Executive Vice President, Co-Chief Investment Officer	None
David A. Barnett	Chief Compliance Officer	None

Day-to-day management of each Portfolio is the responsibility of the following portfolio managers:

David N. Pearl, CFA	Mr. Pearl has managed MainStay VP U.S. Small Cap Portfolio since 2009. Mr. Pearl joined Epoch in 2004, where he is Executive Vice President and Co-Chief Investment Officer. Mr. Pearl received a BS in Mechanical Engineering from the University of Pennsylvania and an MBA from Stanford University Graduate School of Business.
Michael A. Welhoelter, CFA	Mr. Welhoelter has managed MainStay VP Income Builder Portfolio and MainStay VP U.S. Small Cap Portfolio since 2009. Mr. Welhoelter joined Epoch in 2005 and is a Managing Director. Mr. Welhoelter holds a BA degree in Computer and Information Science from Colgate University. He is a member of the New York Society of Security Analysts and the Society of Quantitative Analysts, and is a CFA charterholder.
William W. Priest, CFA	Mr. Priest has managed MainStay VP Income Builder Portfolio since 2009. Mr. Priest founded Epoch Investment Partners in 2004, where he is Chief Executive Officer and Co-Chief Investment Officer. He is a CFA charterholder and a graduate of Duke University and the University of Pennsylvania’s Wharton Graduate School of Business.
Eric Sappenfield	Mr. Sappenfield has managed MainStay VP Income Builder Portfolio 2009. Mr. Sappenfield joined Epoch in 2006 and is a Managing Director and Senior Analyst. Mr. Sappenfield holds a BA degree from Stanford University and an MBA from the University of California, Los Angeles.

Janet K. Navon	Ms. Navon has managed MainStay VP U.S. Small Cap since 2011. Ms. Navon is the Director of Research and is a Co-Portfolio Manager for Epoch’s Global Small Cap strategy. Prior to joining Epoch in 2007, Ms. Navon spent nine years as a Senior Analyst and Co-Portfolio Manager at Steinberg Asset Management. Ms. Navon holds a BS from Georgetown University School of Foreign Service and an MBA from Columbia University, Graduate School of Business.

In addition to acting as the subadvisor to the Portfolios, Epoch also acts as subadvisor to the funds listed in the table below. The investment objectives of these funds are similar to the investment objectives of MainStay VP U.S. Small Cap Portfolio and MainStay VP Income Builder Portfolio, as noted.

Portfolio Name	Assets Under Management ($MM)	Subadvisory Fee Rate
MainStay Epoch Global Choice Fund[1]	$150.19[2]	0.50%
MainStay Epoch International Small Cap Fund[1]	$145.24[2]	0.55%
MainStay Epoch U.S. All Cap Fund[1]	$465.37[2]	0.425% on assets up to $500 million; 0.4125% on assets from $500 million to $1 billion; and 0.40% on assets in excess of $1 billion
MainStay Epoch U.S. Equity Yield Fund[3]	$14.06[2]	0.40%
MainStay Income Builder Fund[3]	$813.26[2]	50% of the effective gross management fee
MainStay U.S. Small Cap Fund[1]	$440.94[2]	0.425% on assets up to $1 billion; 0.40% on assets in excess of $1 billion
TDAM Global All Cap Fund[1]	N/A4	0.55% on assets up to $1 billion; 0.50% on assets from $1 billion to $2 billion; 0.45% on assets in excess of $2 billion
TDAM Global Equity Income Fund[3]	N/A4	0.55% on assets up to $1 billion; 0.50% on assets from $1 billion to $2 billion; 0.45% on assets in excess of $2 billion

Portfolio Name	Assets Under Management ($MM)	Subadvisory Fee Rate
TDAM U.S. Equity Income Fund[3]	N/A4	0.50% on assets up to $1 billion; 0.45% on assets from $1 billion to $2 billion; 0.40% on assets in excess of $2 billion
TDAM U.S. Large Cap Core Equity Fund[1]	N/A4	0.50% on assets up to $1 billion; 0.45% on assets from $1 billion to $2 billion; 0.40% on assets in excess of $2 billion
USAA Income Stock Fund[3]	$1.310.94[5]	0.30% on assets up to $600 million; 0.20% on assets from $600 million to $1.5 billion; 0.18% on assets in excess of $1.5 billion

[1]	The investment objective for this Fund is similar to the investment objective of the MainStay VP U.S. Small Cap Portfolio.
[2]	As of March 31, 2013.
[3]	The investment objective for this Fund is similar to the investment objective of the MainStay VP Income Builder Portfolio.
[4]	Launched on March 21, 2013.
[5]	As of February 28, 2013.

Terms of the Agreement

There are no differences between the terms of the Agreement and those of the previous subadvisory agreement, except for the dates of execution and term. There were no changes to the level of services that Epoch is required to provide to each Portfolio or the fees payable to Epoch by New York Life Investments for those services. The Agreement will continue in force for an initial period of two years, unless sooner terminated as provided in the Agreement. Thereafter, like the previous subadvisory agreement, the Agreement will continue in force from year to year so long as it is specifically approved by the Board or shareholders of the Portfolios at least annually in the manner required by the 1940 Act.

Also like the previous subadvisory agreement, the Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act) or upon the termination or assignment of the Portfolios’ management agreement with New York Life Investments and may be terminated by New York Life Investments or Epoch at any time without payment of any penalty on sixty days’ prior written notice to the other party and the Portfolios. The Agreement may also be terminated at any time without payment of any penalty by action of the Board or by a vote of a majority of the outstanding voting securities of the respective Portfolios (as defined by the 1940 Act) on sixty days’ prior written notice to Epoch and New York Life Investments.

The previous subadvisory agreement was originally dated June 29, 2009, and was amended and restated as of April 29, 2011.

Management and Subadvisory Fees

Under the terms of the Amended and Restated Management Agreement between New York Life Investments and the Trust, on behalf of the Portfolios, each Portfolio pays New York Life Investments a management fee that is equal to an annual percentage of that Portfolio’s average daily net assets as follows:

Portfolio Name	Management Fee
MainStay VP Income Builder Portfolio	0.57% up to $1 billion; 0.55% in excess of $1 billion
MainStay VP U.S. Small Cap Portfolio	0.80% up to $200 million; 0.75% from $200 million to $500 million; 0.725% from $500 million to $1 billion; 0.70% in excess of $1 billion

For the fiscal year ended December 31, 2012, the aggregate management fees paid to New York Life Investments for services rendered to the Portfolios and management fees waived and/or expenses reimbursed by New York Life Investments to Epoch were as follows:

Portfolio Name	Management Fees Paid	Management Fees Waived/ Expenses Reimbursed
MainStay VP Income Builder Portfolio	$1,676,007	$0
MainStay VP U.S. Small Cap Portfolio	$2,071,285	$0

Under the Agreement, New York Life Investments will pay Epoch a subadvisory fee, computed daily and payable monthly, that is equal to an annual percentage of the average daily net assets of each Portfolio as follows:

Portfolio Name	Subadvisory Fee
MainStay VP Income Builder Portfolio	50% of the effective gross management fee
MainStay VP U.S. Small Cap Portfolio	0.40% on assets up to $200 million; 0.375% on assets from $200 million to $500 million; 0.3625% on assets from $500 million to $1 billion; 0.35% on assets in excess of $1 billion

For the fiscal year ended December 31, 2012, the aggregate subadvisory fees paid by New York Life Investments to Epoch for services rendered to the Portfolios were as follows:

Portfolio Name	Subadvisory Fees Paid
MainStay VP Income Builder Portfolio	$838,027
MainStay VP U.S. Small Cap Portfolio	$1,035,681

All fees due to Epoch under the Agreement are paid by New York Life Investments and are not additional expenses to the Portfolios.

THERE WILL BE NO INCREASE IN ADVISORY FEES PAID BY THE PORTFOLIOS TO NEW YORK LIFE INVESTMENTS IN CONNECTION WITH THE CONTINUED RETENTION OF EPOCH AS THE SUBADVISOR TO THE PORTFOLIOS.

Other Business Arrangements Between New York Life Investments and Epoch

In addition to continuing the subadvisory relationship between Epoch and New York Life Investments for the Portfolios and certain other MainStay Funds advised by New York Life Investments, Epoch and New York Life Investments contemplate continuing the relationship between the parties wherein, among other things: (i) New York Life Investments agrees to recommend to the Board of the MainStay Group of Funds that Epoch continue to serve as subadvisor for certain MainStay Funds, including the Portfolios, subject to Board approval and other conditions; (ii) Epoch agrees not to provide subadvisory services to certain competing funds; (iii) New York Life Investments has a right of first refusal to offer certain new Epoch products; and (iv) Epoch and an affiliate of New York Life Investments are party to a distribution relationship with respect to certain separately managed account and unified managed account products.

GENERAL INFORMATION

More information about the Portfolio, including the Statement of Additional Information and the Annual/Semi-Annual Reports, is available, without charge, upon request. To obtain information, call toll-free 800-598-2019, visit our website at mainstayinvestments.com, or write to New York Life Insurance Company and Annuity Corporation, 51 Madison Avenue, New York, NY 10010.

New York Life Investments serves as the investment manager and administrator to the Portfolio. The principal executive offices of New York Life Investments and the Portfolio are located at 51 Madison Avenue, New York, New York 10010.

The Portfolios’ distributor is NYLIFE Distributors LLC, 169 Lackawanna Avenue, Parsippany, New Jersey 07054. The Portfolios’ custodian is State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111-2900.

APPENDIX A

5% Shareholder Report

As of the Record Date, the shareholders identified below were known by the Portfolios to beneficially own 5% or more of the outstanding interest of a class of the Portfolios:

MainStay VP Income Builder Portfolio

Separate Account*	Amount of Beneficial Ownership	Percent of Class
Initial Class Shares
NYLIAC Variable Annuity Separate Account I	2,101,804.469	15.7%
NYLIAC Variable Annuity Separate Account II	2,697,532.643	20.1%
NYLIAC Variable Annuity Separate Account III	4,759,445.595	35.5%
NYLIAC Variable Annuity VUL Separate Account I	3,390,590.240	25.3%
Initial Class Shares
NYLIAC Variable Annuity Separate Account III	3,734,940.915	48.3%
NYLIAC Variable Annuity Separate Account IV	4,004,154.353	51.7%

MainStay VP U.S. Small Cap Portfolio

Separate Account*	Amount of Beneficial Ownership	Percent of Class
Initial Class Shares
NYLIAC Variable Annuity Separate Account III	2,510,653.670	19.4%
NYLIAC Variable Annuity VUL Separate Account I	1,814,759.972	14.0%
Initial Class Shares
NYLIAC Variable Annuity Separate Account III	6,881,563.758	52.9%
NYLIAC Variable Annuity Separate Account IV	6,124,846.053	47.1%

A-1